As filed with the Securities and Exchange Commission on October 22, 1997.

                                            Registration No. 333-

--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                              ------------------


                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                           Union Carbide Corporation
               ------------------------------------------------
            (Exact name of registrant as specified in its charter)


              New York                                    13-1421730
---------------------------------------        ---------------------------------
   (State or other jurisdiction of             (IRS Employer Identification No.)
   incorporation or organization)

                39 Old Ridgebury Road, Danbury, CT  06817-0001
               ------------------------------------------------
                   (Address of principal executive offices)

                              1997 Union Carbide
                           Long-Term Incentive Plan
               ------------------------------------------------
                           (Full title of the plan)

                            Joseph E. Geoghan, Esq.
                 Vice President, General Counsel and Secretary
                           Union Carbide Corporation
                            39 Old Ridgebury Road,
                            Danbury, CT  06817-0001
               ------------------------------------------------
                    (Name and address of agent for service)

                                (203) 794-2000
               ------------------------------------------------
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE


================================================================================================================================
Title of securities to     Amount to be         Proposed maximum                Proposed maximum                Amount of
be registered              registered           offering price per share(1)     aggregate offering price(1)     registration fee
--------------------------------------------------------------------------------------------------------------------------------
Common Stock,              6,000,000 shares     $47.156                         $282,936,000                    $85,739.00
$1.00 par value
================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices reported in the consolidated reporting system on October 15, 1997.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

            The document(s) containing the information specified by Part I of this Form S-8 Registration Statement (the "Registration Statement") will be sent or given to participants in the 1997 Union Carbide Long-Term Incentive Plan (the "Plan") of Union Carbide Corporation, a New York corporation (the "Company"), as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Such document(s) are not being filed with the Commission but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof), a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

            The following documents have been filed by the Company with the Commission and are hereby incorporated by reference in this Registration
Statement:

            (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1996, which includes a description of the Company's Common Stock.

            (b) The description of the Company's Common Stock, which is set forth in the Restated Certificate of Incorporation of the Registrant, as amended and which is also incorporated by reference in Exhibit 3.1 to the Annual Report of the Registrant on Form 10-K for the year ended December 31, 1994.

            (c) All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

            Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

            None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Sections 721 through 726 of the New York Business Corporation Law provide for indemnification of directors and officers. If a director or officer is successful on the merits or otherwise in a legal proceeding, he must be indemnified to the extent he was successful. Further, indemnification is permitted in both third-party and derivative suits if he acted in good faith and for a purpose he reasonably believed was in the best interest of the Company, and if, in the case of a criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

            Indemnification under this provision applies to judgments, fines, amounts paid in settlement and reasonable expenses, in the case of third party actions, and amounts paid in settlement and reasonable expenses, in the case of derivative actions. In a derivative action, however, a director or officer may not be indemnified for amounts paid to settle such a suit or for any claim, issue or matter as to which such person shall have been adjudged liable to the Company absent a court determination that the person is fairly and reasonably entitled to indemnity.

            Notwithstanding the failure of the Company to provide indemnification and despite any contrary resolution of the board or shareholders, indemnification shall be awarded by the proper court pursuant to
Section 724 of the New York Business Corporation Law.

            Under New York law,  expenses  may be  advanced  upon  receipt of an undertaking by or on behalf of the director or officer to repay the amounts in the event the recipient is ultimately found not to be entitled to indemnification. The advance is conditioned only upon receipt of the undertaking and not upon a finding that the officer or director has met the applicable indemnity standards.

            Article V of the Company's By-Laws requires it to indemnify each of its past, present and future directors, officers and employees to the fullest extent permitted by law for any and all costs and expenses resulting from or relating to any suit or claim arising out of service to the Company or to other organizations at the Company's request.

            The Company has entered into indemnity agreements with each of its directors and officers which require the Company, among other things, to indemnify each director or officer for all costs and expenses of suits and claims (to the fullest extent permitted by law), and to advance to each director or officer the costs and expenses of defending any suit or claim if such director or officer undertakes to pay back such advances to the extent required by law. These provisions do not apply to any suit or claim voluntarily commenced by the director or officer against the Company, unless the institution of such proceeding was approved by a majority of the Board of Directors or the director or officer is successful on the merits in such proceeding.

            Section 402 of the New York Business Corporation Law permits the Company to include in its certificate of incorporation provisions eliminating the personal liability of directors to the Company or its shareholders for any breach of duty in such capacity unless a judgment or final adjudication adverse to the director that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained a financial profit or other advantage to which he was not legally entitled or his acts violated Section 719 of the New York Business Corporation Law. The certificate of incorporation of the Company contains a provision eliminating the personal liability of its directors to the Company and its shareholders except to the extent such liability may not be eliminated by law.

            The Company carries directors' and officers' insurance which covers its directors and officers against certain liabilities they may incur when acting in their capacity as directors or officers of the Company.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

            Not Applicable.

ITEM 8.  EXHIBITS.



EXHIBIT
NUMBER                       DESCRIPTION

   4.1      1997 Union Carbide Long-Term Incentive Plan

   4.2 Restated Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to the Annual Report of the Registrant on Form 10-K for the year ended December 31, 1994)

   5 Opinion of Kelley Drye & Warren LLP, Counsel to Company, as to the legality of the shares being registered under this Registration Statement.

23.1        Consent of KPMG Peat Marwick LLP, Independent Auditors

23.2 Consent of Kelley Drye & Warren LLP (included in opinion filed as Exhibit 5)

24 Powers of Attorney of Directors and Certain Officers of the Company (included on the signature pages hereof)

ITEM 9.  UNDERTAKINGS.

            THE UNDERSIGNED COMPANY HEREBY UNDERTAKES:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided however that subparagraphs
(i) and (ii) do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the Company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 ("1934 Act") that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (4) That, for the purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the 1934 Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act), that it is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions described in Item 6 of this Registration Statement, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Danbury, State of Connecticut on this 24th day of September, 1997.

                                    UNION CARBIDE CORPORATION


                                    By:JOHN K. WULFF
                                       ---------------------------------------
                                       John K. Wulff
                                       Vice President, Chief Financial Officer
                                       and Controller
                                       (Principal Financial and Accounting
                                       Officer)




                               POWER OF ATTORNEY

            We, the undersigned officers and directors of Union Carbide Corporation, hereby severally constitute and appoint William M. Joyce and John
K. Wulff, and each of them singly, our true and lawful attorney, with full power to them, to sign for us in our names in the capacities indicated below, this registration statement and any and all post-effective amendments to this Registration Statement, and generally to do all things in our name and on our behalf in such capacities to enable Union Carbide Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

       SIGNATURE               TITLE                          DATE



                               Chairman of the Board
WILLIAM H. JOYCE               President, Chief Executive     September 24, 1997
----------------------         Officer and Director
William H. Joyce               (Principal Executive Officer)

                               Vice-President, Chief Financial
JOHN K. WULFF                  Officer and Controller         September 24, 1997
----------------------         (Principal Financial and
John K. Wulff                  Accounting Officer)



JOHN J. CREEDON                Director                       September 24, 1997
----------------------
John J. Creedon


C. FRED FETTEROLF              Director                       September 24, 1997
----------------------
C. Fred Fetterolf


JOSEPH E. GEOGHAN              Director                       September 24, 1997
----------------------
Joseph E. Geoghan


THOMAS P. GERRITY              Director                       September 24, 1997
----------------------
Thomas P. Gerrity


----------------------         Director                       September 24, 1997
Rainer E. Gut

VERNON E. JORDAN, JR.          Director                       September 24, 1997
----------------------
Vernon E. Jordan, Jr.


----------------------         Director                       September 24, 1997
Robert D. Kennedy


RONALD L. KUEHN, JR.           Director                       September 24, 1997
----------------------
Ronald L. Kuehn, Jr.


ROZANNE L. RIDGWAY             Director                       September 24, 1997
----------------------
Rozanne L. Ridgway


JAMES M. RINGLER               Director                       September 24, 1997
----------------------
James M. Ringler


WILLIAM S. SNEATH              Director                       September 24, 1997
----------------------
William S. Sneath

                                 EXHIBIT INDEX



EXHIBIT
NUMBER                                 DESCRIPTION


4.1                 1997 Union Carbide Long-Term Incentive
                    Plan

4.2 Restated Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to the Annual Report of the Registrant on Form 10-K for the year ended December 31, 1994).

5 Opinion of Kelley Drye & Warren LLP, Counsel to Company, as to the legality of the shares being registered under this Registration Statement

23.1                Consent of KPMG Peat Marwick LLP, Independent
                    Auditors

23.2 Consent of Kelley Drye & Warren LLP (included in opinion filed as Exhibit 5)

24 Powers of Attorney of Directors and Certain Officers of the Company (included on the signature pages hereof)